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                                                                     EXHIBIT 5
                          [LETTERHEAD OF WELLPOINT]


                                 June 25, 1999


WellPoint Health Networks Inc.
1 WellPoint Way
Thousand Oaks, CA 91362

         Re: Registration Statement on Form S-8 ("Registration Statement") of WellPoint Health Networks Inc.

Ladies and Gentlemen:

     I have acted as General Counsel to WellPoint Health Networks Inc., a Delaware corporation (the "Company"), with respect to the issuance of this opinion relating to the proposed offering by the Company of up to 10,500,000 shares (the "Shares") of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), pursuant to the Company's 1999 Stock Incentive Plan (the "Plan") (including shares incorporated into such Plan from predecessor employee benefit plans).

     As such counsel, I have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to originals documents of all documents submitted to us as conformed or photostatic copies.

     Based on the foregoing, I am of the opinion that:

     1. The issuance by the Company of the Shares pursuant to the Plan has been duly authorized by all necessary corporate action on the part of the Company.

     2. When issued pursuant to the Plan, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Thomas C. Geiser
                                  ------------------------------
                                  Thomas C. Geiser